Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 7, 2023) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,532 and adjusted book value per share of $1,576 as of June 30, 2023. Book value per share and adjusted book value per share both increased 1% in the second quarter of 2023 and increased 5% and 6% in the first six months ended June 30, 2023, including dividends.

Manning Rountree, CEO, commented, “ABVPS was up 1% in the quarter. BAM generated $26 million of total gross written premiums and member surplus contributions in the quarter; year over year primary market issuance is down, while pricing is up. Ark produced an 89% combined ratio and grew premiums 50% year over year, including risk adjusted rate change of 21%. Kudu grew annualized adjusted EBITDA to $43 million and closed one new deployment in the quarter. MediaAlpha’s share price declined in the quarter, reducing ABVPS by 2%. Excluding MediaAlpha, the investment portfolio was up 3% in the quarter, with nice gains in both equities and fixed income. Following our successful tender offer for MediaAlpha shares during the quarter, undeployed capital now stands at roughly $680 million.”

Comprehensive income (loss) attributable to common shareholders was $21 million and $201 million in the second quarter and first six months of 2023 compared to $(174) million and $(143) million in the second quarter and first six months of 2022. Results in the second quarter and first six months of 2023 included $(77) million and $8 million of unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha compared to $(114) million and $(95) million in the second quarter and first six months of 2022.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $26 million and $47 million in the second quarter and first six months of 2023 compared to $41 million and $63 million in the second quarter and first six months of 2022. BAM insured municipal bonds with par value of $3.4 billion and $6.3 billion in the second quarter and first six months of 2023 compared to $5.9 billion and $9.3 billion in the second quarter and first six months of 2022. Total pricing was 77 and 75 basis points in the second quarter and first six months of 2023 compared to 70 and 67 basis points in the second quarter and first six months of 2022. BAM’s total claims paying resources were $1,451 million at June 30, 2023 compared to $1,423 million at December 31, 2022 and $1,228 million at June 30, 2022.

Seán McCarthy, CEO of BAM, said, “In the face of higher interest rates, primary market issuance of municipal bonds remained muted for the quarter and half year. BAM’s par insured is down year over year as a result. Secondary market activity remains a healthy contributor, and total pricing is up year over year. In June, S&P Global Ratings affirmed BAM’s AA rating and Stable outlook.”

HG Global reported pre-tax income (loss) of $7 million and $24 million in the second quarter and first six months of 2023 compared to $(8) million and $(23) million in the second quarter and first six months of 2022. HG Global’s results included net realized and unrealized investment gains (losses) of $(6) million and $2 million in the second quarter and first six months of 2023 compared to $(15) million and $(38) million in the second quarter and first six months of 2022.

White Mountains reported pre-tax loss related to BAM of $20 million and $29 million in the second quarter and first six months of 2023 compared to $31 million and $66 million in the second quarter and first six months of 2022. BAM’s results included net realized and unrealized investment gains (losses) of $(4) million and $5 million in the second quarter and first six months of 2023 compared to $(15) million and $(37) million in the second quarter and first six months of 2022.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to noncontrolling interests.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 87% and 89% in the second quarter and first six months of 2023. Ark/WM Outrigger reported gross written premiums of $606 million and $1,416 million, net written premiums of $461 million and $1,075 million and net earned premiums of $293 million and $548 million in the second quarter and first six months of 2023. Ark/WM Outrigger reported pre-tax income of $52 million and $94 million in the second quarter and first six months of 2023.

Ark’s combined ratio was 89% and 91% in the second quarter and first six months of 2023 compared to 87% and 93% in the second quarter and first six months of 2022. Ark’s combined ratio in the second quarter and first six months of 2023 both included four points of unfavorable prior year development, primarily due to Winter Storm Elliott and three large claims in the property and marine & energy lines of business, compared to ten points and six points of favorable prior year development in the second quarter and first six months of 2022. Ark’s combined ratio in the second quarter and first six months of 2023 included five points and three points of catastrophe losses compared to 11 points and 14 points of catastrophe losses, driven primarily by losses from the conflict in Ukraine, in the second quarter and first six months of 2022.

Ark reported gross written premiums of $606 million and $1,416 million, net written premiums of $403 million and $973 million and net earned premiums of $284 million and $534 million in the second quarter and first six months of 2023 compared to gross written premiums of $404 million and $1,037 million, net written premiums of $270 million and $814 million and net earned premiums of $217 million and $412 million in the second quarter and first six months of 2022. Ark reported pre-tax income (loss) of $42 million and $78 million in the second quarter and first six months of 2023 compared to $(21) million and $(45) million in the second quarter and first six months of 2022. Ark’s results included net realized and unrealized investment gains (losses) of $18 million and $43 million in the second quarter and first six months of 2023 compared to $(45) million and $(62) million in the second quarter and first six months of 2022.

Ian Beaton, CEO of Ark, said, “We are off to a good start through the first half of 2023 amidst a continuing strong rate environment, particularly in property and marine & energy. Ark’s combined ratio was 89% for the second quarter. Gross written premiums were up 50% over prior year in the quarter, with risk adjusted rate change up 21%. We believe we are well-positioned for the second half of the year.”

WM Outrigger Re’s combined ratio was 25% and 24% in the second quarter and first six months of 2023. WM Outrigger Re reported gross and net written premiums of $58 million and $102 million and net earned premiums of $10 million and $15 million in the second quarter and first six months of 2023.

Kudu

Kudu reported total revenues of $19 million, pre-tax income of $10 million and adjusted EBITDA of $12 million in the second quarter of 2023 compared to total revenues of $(4) million, pre-tax loss of $10 million and adjusted EBITDA of $11 million in the second quarter of 2022. Total revenues, pre-tax income (loss) and adjusted EBITDA included $15 million of net investment income in the second quarter of 2023 compared to $14 million in the second quarter of 2022. Total revenues and pre-tax income (loss) also included $5 million of net realized and unrealized investment gains (losses) in the second quarter of 2023 compared to $(18) million in the second quarter of 2022.

Kudu reported total revenues of $63 million, pre-tax income of $45 million and adjusted EBITDA of $23 million in the first six months of 2023 compared to total revenues of $31 million, pre-tax income of $19 million and adjusted EBITDA of $21 million in the first six months of 2022. Total revenues, pre-tax income and adjusted EBITDA included $29 million of net investment income in the first six months of 2023 compared to $26 million in the first six months of 2022. Total revenues and pre-tax income also included $34 million of net realized and unrealized investment gains in the first six months of 2023 compared to $5 million in the first six months of 2022.

Rob Jakacki, CEO of Kudu, said, “Trailing 12 months net investment income increased 1% quarter-over-quarter to $57 million, notwithstanding the impact of our recent portfolio exits. Annualized revenues finished the quarter at $57 million and annualized adjusted EBITDA at $43 million. We are pleased to have closed our investment in Martis Capital, a healthcare investor specializing in buyout and growth equity investments. Our pipeline remains robust, and we expect additional deployments this year.”

MediaAlpha

During the second quarter of 2023, White Mountains completed a tender offer to purchase 5.9 million additional shares of MediaAlpha at a purchase price of $10.00 per share. As of June 30, 2023, White Mountains owns 22.9 million shares of MediaAlpha, representing a 36% basic ownership interest (33% on a fully-diluted/fully-converted basis). As of June 30, 2023, MediaAlpha’s closing price was $10.31 per share, which decreased from $14.98 per share at March 31, 2023. The carrying value of White Mountains’s investment in MediaAlpha was $236 million as of June 30, 2023 compared to $254 million at March 31, 2023. The $18 million decline in MediaAlpha’s carrying value included $79 million of mark-to-market losses attributable to the 16.9 million shares of MediaAlpha owned by White Mountains as of March 31, 2023, partially offset by a $59 million increase in the carrying value attributable to the shares acquired in the tender offer and $2 million of mark-to-market gains attributable to the newly acquired shares. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $9.00 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. We encourage you to read MediaAlpha’s second quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $(31) million and $82 million in the second quarter and first six months of 2023 compared to $(162) million and $(133) million in the second quarter and first six months of 2022. Unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $(77) million and $8 million in the second quarter and first six months of 2023 compared to $(114) million and $(95) million in the second quarter and first six months of 2022. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $76 million and $118 million in the second quarter and first six months of 2023 compared to $(12) million and $20 million in the second quarter and first six months of 2022. Net investment income was $7 million and $14 million in the second quarter and first six months of 2023 compared to $3 million and $5 million in the second quarter and first six months of 2022. The increase in net investment income in the second quarter and first six months of 2023 compared to the second quarter and first six months of 2022 was driven primarily by the increase in invested assets resulting from the sale of NSM in the third quarter of 2022. White Mountains’s Other Operations reported general and administrative expenses of $49 million and $89 million in the second quarter and first six months of 2023 compared to $51 million and $81 million in the second quarter and first six months of 2022.

Share Repurchases

In the second quarter of 2023, White Mountains repurchased and retired 5,542 of its common shares for $7 million at an average share price of $1,336.68, or 85% of White Mountains’s adjusted book value per share at June 30, 2023. In the first six months of 2023, White Mountains repurchased and retired 24,165 of its common shares for $33 million at an average share price of $1,354.88, or 86% of White Mountains’s adjusted book value per share at June 30, 2023

In the second quarter of 2022, White Mountains repurchased and retired 53,100 of its common shares for $63 million at an average share price of $1,179.96. In the first six months of 2022, White Mountains repurchased and retired 90,535 of its common shares for $102 million at an average share price of $1,121.60.

Investments

The total consolidated portfolio return was 0.9% in the second quarter of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 3.0% in the second quarter of 2023. The total consolidated portfolio return was -4.7% in the second quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was -2.1% in the second quarter of 2022.

The total consolidated portfolio return was 5.5% in the first six months of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 6.1% in the first six months of 2023. The total consolidated portfolio return was -4.0% in the first six months of 2022. Excluding MediaAlpha, the total consolidated portfolio return was -1.9% in the first six months of 2022.

Mark Plourde, President of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio returned 3.0% in the quarter. Our short-duration fixed income portfolio returned 0.5%, well ahead of the BBIA Index return of -0.7% as interest rates rose in the quarter. The equity portfolio, excluding MediaAlpha, returned 4.9%, a solid absolute result but behind the S&P 500 Index return of 8.7%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2023	December 31, 2022	June 30, 2022

Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$932.9	$909.9	$884.4
Short-term investments	67.5	65.9	55.3
Total investments	1,000.4	975.8	939.7
Cash	2.9	18.2	21.6
Insurance premiums receivable	6.4	6.6	6.9
Deferred acquisition costs	37.4	36.0	33.9
Other assets	25.3	21.9	19.7
Total Financial Guarantee assets	1,072.4	1,058.5	1,021.8
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	755.8	772.8	739.3
Common equity securities	382.6	334.6	278.6
Short-term investments	640.3	484.6	101.2
Other long-term investments	410.7	373.6	330.0
Total investments	2,189.4	1,965.6	1,449.1
Cash	101.7	101.5	214.6
Reinsurance recoverables	669.7	595.3	504.1
Insurance premiums receivable	1,077.2	544.1	894.8
Deferred acquisition costs	232.1	127.2	192.4
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	69.4	65.2	67.9
Total P&C Insurance and Reinsurance assets	4,632.0	3,691.4	3,615.4
Asset Management (Kudu)
Short-term investments	4.1	—	—
Other long-term investments	737.1	695.9	727.0
Total investments	741.2	695.9	727.0
Cash (restricted $13.4, $12.2, $7.3)	25.0	101.4	124.1
Accrued investment income	13.1	12.4	11.2
Goodwill and other intangible assets	8.4	8.6	8.7
Other assets	10.0	7.6	10.4
Total Asset Management assets	797.7	825.9	881.4
Other Operations
Fixed maturity investments	252.0	238.2	243.0
Common equity securities	272.5	333.8	—
Investment in MediaAlpha	235.7	168.6	166.9
Short-term investments	274.2	373.6	88.6
Other long-term investments	667.2	418.5	411.7
Total investments	1,701.6	1,532.7	910.2
Cash	24.9	33.9	23.1
Goodwill and other intangible assets	72.7	91.3	96.8
Other assets	75.0	155.6	114.4
Assets held for sale - NSM Group	—	—	997.8
Total Other Operations assets	1,874.2	1,813.5	2,142.3
Total assets	$8,376.3	$7,389.3	$7,660.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2023	December 31, 2022	June 30, 2022
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$303.7	$298.3	$274.0
Debt	146.7	146.5	146.3
Accrued incentive compensation	14.7	28.0	16.5
Other liabilities	34.6	29.0	32.7
Total Financial Guarantee liabilities	499.7	501.8	469.5
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	1,421.0	1,296.5	1,022.1
Unearned insurance premiums	1,376.5	623.2	1,020.6
Debt	185.1	183.7	183.5
Reinsurance payable	247.0	251.1	418.8
Contingent consideration	45.1	45.3	30.2
Other liabilities	116.6	122.3	105.1
Total P&C Insurance and Reinsurance liabilities	3,391.3	2,522.1	2,780.3
Asset Management (Kudu)
Debt	203.7	208.3	253.3
Other liabilities	51.0	65.0	45.3
Total Asset Management liabilities	254.7	273.3	298.6
Other Operations
Debt	30.6	36.7	35.0
Accrued incentive compensation	51.0	86.1	51.1
Other liabilities	23.1	34.3	30.0
Liabilities held for sale - NSM Group	—	—	504.4
Total Other Operations liabilities	104.7	157.1	620.5
Total liabilities	4,250.4	3,454.3	4,168.9

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	543.2	538.6	603.2
Retained earnings	3,380.7	3,211.8	2,725.1
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(1.7)	(3.5)	(5.0)
Total White Mountains’s common shareholders’ equity	3,922.2	3,746.9	3,323.3
Noncontrolling interests	203.7	188.1	168.7
Total equity	4,125.9	3,935.0	3,492.0
Total liabilities and equity	$8,376.3	$7,389.3	$7,660.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,922.2	$3,902.4	$3,746.9	$3,323.3
Time value of money discount on expected future payments on the BAM surplus notes (1)	(91.8)	(93.4)	(95.1)	(115.9)
HG Global’s unearned premium reserve (1)	246.8	243.3	242.1	221.6
HG Global’s net deferred acquisition costs (1)	(70.7)	(69.4)	(69.0)	(62.6)
Adjusted book value per share numerator	$4,006.5	$3,982.9	$3,824.9	$3,366.4
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,560.4	2,564.5	2,572.1	2,942.9
Unearned restricted common shares	(19.0)	(22.3)	(14.1)	(20.9)
Adjusted book value per share denominator	2,541.4	2,542.2	2,558.0	2,922.0
GAAP book value per share	$1,531.84	1,521.73	$1,456.74	$1,129.27
Adjusted book value per share	$1,576.46	1,566.73	$1,495.28	$1,152.12
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Quarter-to-date change in GAAP book value per share, including dividends:	0.7%	4.5%	1.2%	(4.5)%
Quarter-to-date change in adjusted book value per share, including dividends:	0.6%	4.8%	1.7%	(4.3)%
Year-to-date change in GAAP book value per share, including dividends:	5.2%	4.5%	24.0%	(3.9)%
Year-to-date change in adjusted book value per share, including dividends:	5.5%	4.8%	25.7%	(3.1)%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$7.7	$10.5	$15.4	$18.9
Net investment income	7.6	4.8	14.8	9.4
Net realized and unrealized investment gains (losses)	(9.9)	(30.1)	7.1	(75.2)
Other revenues	.5	1.6	1.3	2.4
Total Financial Guarantee revenues	5.9	(13.2)	38.6	(44.5)
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	293.3	217.3	548.4	411.7
Net investment income	13.7	3.2	24.3	4.8
Net realized and unrealized investment gains (losses)	18.0	(44.6)	42.5	(62.1)
Other revenues	(2.0)	6.3	(4.7)	3.5
Total P&C Insurance and Reinsurance revenues	323.0	182.2	610.5	357.9
Asset Management (Kudu)
Net investment income	14.7	13.8	28.9	26.4
Net realized and unrealized investment gains (losses)	4.6	(17.6)	34.2	4.7
Total Asset Management revenues	19.3	(3.8)	63.1	31.1
Other Operations
Net investment income	7.0	3.3	14.0	5.1
Net realized and unrealized investment gains (losses)	76.0	(11.8)	117.8	20.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(77.3)	(113.5)	7.9	(94.7)
Commission revenues	3.2	2.6	6.5	5.5
Other revenues	21.3	30.9	51.9	56.6
Total Other Operations revenues	30.2	(88.5)	198.1	(7.4)
Total revenues	$378.4	$76.7	$910.3	$337.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Expenses:
Financial Guarantee (HG Global/BAM)
Acquisition expenses	$1.5	$4.8	$4.2	$7.8
General and administrative expenses	14.9	17.4	32.2	33.7
Interest expense	2.5	3.4	7.0	3.4
Total Financial Guarantee expenses	18.9	25.6	43.4	44.9
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	167.5	120.5	315.3	242.5
Acquisition expenses	61.4	50.2	121.2	100.1
General and administrative expenses	34.9	29.7	70.1	50.7
Change in fair value of contingent consideration	2.2	.1	(.2)	2.2
Interest expense	5.2	3.1	10.2	6.9
Total P&C Insurance and Reinsurance expenses	271.2	203.6	516.6	402.4
Asset Management (Kudu)
General and administrative expenses	4.0	3.1	7.8	5.9
Interest expense	5.3	3.3	10.0	6.1
Total Asset Management expenses	9.3	6.4	17.8	12.0
Other Operations
Cost of sales	11.6	22.4	25.5	43.8
General and administrative expenses	48.8	51.0	88.5	80.8
Interest expense	1.2	.3	2.0	.6
Total Other Operations expenses	61.6	73.7	116.0	125.2
Total expenses	361.0	309.3	693.8	584.5
Pre-tax income (loss) from continuing operations	17.4	(232.6)	216.5	(247.4)
Income tax (expense) benefit	(.2)	16.0	(12.1)	18.7
Net income (loss) from continuing operations	17.2	(216.6)	204.4	(228.7)
Net income (loss) from discontinued operations, net of tax - NSM Group	—	6.4	—	10.1
Net income (loss)	17.2	(210.2)	204.4	(218.6)
Net (income) loss attributable to noncontrolling interests	2.4	41.0	(5.3)	82.8
Net income (loss) attributable to White Mountains’s common shareholders	$19.6	$(169.2)	$199.1	$(135.8)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to White Mountains’s common shareholders	$19.6	$(169.2)	$199.1	$(135.8)
Other comprehensive income (loss), net of tax	1.4	(1.1)	2.6	(1.5)
Other comprehensive income (loss) from discontinued operations, net of tax - NSM Group	—	(4.0)	—	(5.9)
Comprehensive income (loss)	21.0	(174.3)	201.7	(143.2)
Other comprehensive (income) loss attributable to noncontrolling interests	(.4)	.5	(.8)	.7
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$20.6	$(173.8)	$200.9	$(142.5)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic earnings (loss) per share
Continuing operations	$7.65	$(58.78)	$77.57	$(48.57)
Discontinued operations	—	1.98	—	3.17
Total consolidated operations	$7.65	$(56.80)	$77.57	$(45.40)

Diluted earnings (loss) per share
Continuing operations	$7.65	$(58.78)	$77.57	$(48.57)
Discontinued operations	—	1.98	—	3.17
Total consolidated operations	$7.65	$(56.80)	$77.57	$(45.40)
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2023	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	WM Outrigger Re	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.4	$1.3	$283.7	$9.6	$—	$—	$301.0
Net investment income	4.1	3.5	11.2	2.5	14.7	7.0	43.0
Net investment income (expense) - BAM surplus note interest	6.5	(6.5)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	(5.7)	(4.2)	18.0	—	4.6	76.0	88.7
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(77.3)	(77.3)
Commission revenues	—	—	—	—	—	3.2	3.2
Other revenues	—	.5	(2.0)	—	—	21.3	19.8

Total revenues	11.3	(5.4)	310.9	12.1	19.3	30.2	378.4
Expenses:
Loss and loss adjustment expenses	—	—	167.1	.4	—	—	167.5
Acquisition expenses	1.8	(.3)	59.4	2.0	—	—	62.9
Cost of sales	—	—	—	—	—	11.6	11.6
General and administrative expenses	.3	14.6	34.9	—	4.0	48.8	102.6
Change in fair value of contingent consideration	—	—	2.2	—	—	—	2.2
Interest expense	2.5	—	5.2	—	5.3	1.2	14.2
Total expenses	4.6	14.3	268.8	2.4	9.3	61.6	361.0

Pre-tax income (loss)	$6.7	$(19.7)	$42.1	$9.7	$10.0	$(31.4)	$17.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2022	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$8.7	$1.8	$217.3	$—	$—	$227.8
Net investment income	2.2	2.6	3.2	13.8	3.3	25.1
Net investment income (expense) - BAM surplus note interest	3.0	(3.0)	—	—	—	—
Net realized and unrealized investment gains (losses)	(14.7)	(15.4)	(44.6)	(17.6)	(11.8)	(104.1)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(113.5)	(113.5)
Commission revenues	—	—	—	—	2.6	2.6
Other revenues	.1	1.5	6.3	—	30.9	38.8

Total revenues	(.7)	(12.5)	182.2	(3.8)	(88.5)	76.7
Expenses:
Loss and loss adjustment expenses	—	—	120.5	—	—	120.5
Acquisition expenses	3.4	1.4	50.2	—	—	55.0
Cost of sales	—	—	—	—	22.4	22.4
General and administrative expenses	.8	16.6	29.7	3.1	51.0	101.2
Change in fair value of contingent consideration	—	—	.1	—	—	.1
Interest expense	3.4	—	3.1	3.3	.3	10.1

Total expenses	7.6	18.0	203.6	6.4	73.7	309.3

Pre-tax income (loss)	$(8.3)	$(30.5)	$(21.4)	$(10.2)	$(162.2)	$(232.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2023	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	WM Outrigger Re	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$12.8	$2.6	$533.6	$14.8	$—	$—	$563.8
Net investment income	8.1	6.7	19.6	4.7	28.9	14.0	82.0
Net investment income (expense) - BAM surplus note interest	13.1	(13.1)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	2.2	4.9	42.5	—	34.2	117.8	201.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	7.9	7.9
Commission revenues	—	—	—	—	—	6.5	6.5
Other revenues	—	1.3	(4.7)	—	—	51.9	48.5

Total revenues	36.2	2.4	591.0	19.5	63.1	198.1	910.3
Expenses:
Loss and loss adjustment expenses	—	—	314.7	.6	—	—	315.3
Acquisition expenses	3.6	.6	118.3	2.9	—	—	125.4
Cost of sales	—	—	—	—	—	25.5	25.5
General and administrative expenses	1.4	30.8	70.0	.1	7.8	88.5	198.6
Change in fair value of contingent consideration	—	—	(.2)	—	—	—	(.2)
Interest expense	7.0	—	10.2	—	10.0	2.0	29.2
Total expenses	12.0	31.4	513.0	3.6	17.8	116.0	693.8

Pre-tax income (loss)	$24.2	$(29.0)	$78.0	$15.9	$45.3	$82.1	$216.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2022	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$15.6	$3.3	$411.7	$—	$—	$430.6
Net investment income	4.3	5.1	4.8	26.4	5.1	45.7
Net investment income (expense) - BAM surplus note interest	5.9	(5.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	(38.2)	(37.0)	(62.1)	4.7	20.1	(112.5)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(94.7)	(94.7)
Commission revenues	—	—	—	—	5.5	5.5
Other revenues	.2	2.2	3.5	—	56.6	62.5

Total revenues	(12.2)	(32.3)	357.9	31.1	(7.4)	337.1
Expenses:
Loss and loss adjustment expenses	—	—	242.5	—	—	242.5
Acquisition expenses	6.0	1.8	100.1	—	—	107.9
Cost of sales	—	—	—	—	43.8	43.8
General and administrative expenses	1.5	32.2	50.7	5.9	80.8	171.1
Change in fair value of contingent consideration	—	—	2.2	—	—	2.2
Interest expense	3.4	—	6.9	6.1	.6	17.0
Total expenses	10.9	34.0	402.4	12.0	125.2	584.5

Pre-tax income (loss)	$(23.1)	$(66.3)	$(44.5)	$19.1	$(132.6)	$(247.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
BAM	2023	2022	2023	2022
Gross par value of primary market policies issued	$2,890.2	$4,123.7	$5,075.6	$6,878.8
Gross par value of secondary market policies issued	500.3	1,743.8	1,204.5	2,442.9
Total gross par value of market policies issued	$3,390.5	$5,867.5	$6,280.1	$9,321.7
Gross written premiums	$11.6	$17.1	$20.8	$26.5
MSC collected	14.7	24.0	26.5	36.3
Total gross written premiums and MSC collected	$26.3	$41.1	$47.3	$62.8
Total pricing	77 bps	70 bps	75 bps	67 bps

	As of June 30, 2023	As of December 31, 2022	As of June 30, 2022
Policyholders’ surplus	$281.5	$283.4	$303.4
Contingency reserve	126.9	118.2	109.8
Qualified statutory capital	408.4	401.6	413.2
Statutory net unearned premiums	56.9	55.3	51.1
Present value of future installment premiums and MSC	12.5	13.3	13.9
HG Re, Ltd collateral trusts at statutory value	573.4	553.1	499.4
Fidus Re, Ltd collateral trust at statutory value	400.0	400.0	250.0
Claims paying resources	$1,451.2	$1,423.3	$1,227.6

	Three Months Ended June 30,		Six Months Ended June 30,
HG Global	2023	2022	2023	2022
Net written premiums	$10.0	$14.7	$17.7	$22.8
Earned premiums	$6.4	$8.7	$12.8	$15.6

	As of June 30, 2023	As of December 31, 2022	As of June 30, 2022
Unearned premiums	$254.7	$249.8	$228.7
Deferred acquisition costs	$72.9	$71.2	$64.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended June 30,
Ark/WM Outrigger	2023				2022
	Ark	WM Outrigger Re	Elimination	Total	Ark
Insurance premiums:
Gross written premiums	$606.1	$58.3	$(58.3)	$606.1	$403.9
Net written premiums	$402.9	$58.3	$—	$461.2	$270.2
Net earned premiums	$283.7	$9.6	$—	$293.3	$217.3

Insurance expenses:
Loss and loss adjustment expenses	$167.1	$.4	$—	$167.5	$120.5
Acquisition expenses	59.4	2.0	—	61.4	50.2
Other underwriting expenses (1)	25.5	—	—	25.5	18.6
Total insurance expenses	$252.0	$2.4	$—	$254.4	$189.3

Insurance ratios:
Loss and loss adjustment expense	58.9%	4.2%	—%	57.1%	55.5%
Acquisition expense	20.9	20.8	—	20.9	23.1
Other underwriting expense	9.0	—	—	8.7	8.6
Combined Ratio	88.8%	25.0%	—%	86.7%	87.2%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Six Months Ended June 30,
Ark/WM Outrigger	2023				2022
	Ark	WM Outrigger Re	Elimination	Total	Ark
Insurance premiums:
Gross written premiums	$1,415.5	$102.4	$(102.4)	$1,415.5	$1,037.0
Net written premiums	$973.0	$102.4	$—	$1,075.4	$814.0
Net earned premiums	$533.6	$14.8	$—	$548.4	$411.7

Insurance expenses:
Loss and loss adjustment expenses	$314.7	$.6	$—	$315.3	$242.5
Acquisition expenses	118.3	2.9	—	121.2	100.1
Other underwriting expenses (1)	53.0	—	—	53.0	40.7
Total insurance expenses	$486.0	$3.5	$—	$489.5	$383.3

Insurance ratios:
Loss and loss adjustment expense	59.0%	4.1%	—%	57.5%	58.9%
Acquisition expense	22.2	19.6	—	22.1	24.3
Other underwriting expense	9.9	—	—	9.7	9.9
Combined Ratio	91.1%	23.7%	—%	89.3%	93.1%

(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended June 30, 2022	Three Months Ended June 30, 2023	Six Months Ended June 30, 2022	Six Months Ended June 30, 2023	Twelve Months Ended June 30, 2023
Net investment income (1)	$13.8	$14.7	$26.4	$28.9	$56.9
Net realized and unrealized investment gains (losses)	(17.6)	4.6	4.7	34.2	93.6
Total revenues	(3.8)	19.3	31.1	63.1	150.5
General and administrative expenses	3.1	4.0	5.9	7.8	16.6
Interest expense	3.3	5.3	6.1	10.0	18.9
Total expenses	6.4	9.3	12.0	17.8	35.5
GAAP pre-tax income (loss)	(10.2)	10.0	19.1	45.3	115.0
Income tax (expense) benefit	1.6	(1.8)	(4.5)	(9.3)	(31.7)
GAAP net income (loss)	(8.6)	8.2	14.6	36.0	83.3

Add back:
Interest expense	3.3	5.3	6.1	10.0	18.9
Income tax expense (benefit)	(1.6)	1.8	4.5	9.3	31.7
General and administrative expenses – depreciation	—	—	—	—	.1
Amortization of other intangible assets	.1	.2	.2	.2	.3
EBITDA	(6.8)	15.5	25.4	55.5	134.3

Exclude:
Net realized and unrealized investment (gains) losses	17.6	(4.6)	(4.7)	(34.2)	(93.6)
Non-cash equity-based compensation expense	—	—	.1	—	.1
Transaction expenses	.2	.8	.2	1.3	2.6
Adjusted EBITDA	$11.0	$11.7	$21.0	$22.6	43.4

Adjustment to annualize partial year revenues from participation contracts acquired					6.5
Adjustment to remove partial year revenues from participation contracts sold					(6.7)
Annualized adjusted EBITDA					$43.2

GAAP net investment income					$56.9
Adjustment to annualize partial year revenues from participation contracts acquired					6.5
Adjustment to remove partial year revenues from participation contracts sold					(6.7)
Annualized revenue					$56.7

Net equity capital drawn					$304.4
Debt capital drawn					210.3
Total net capital drawn and invested (2)					$514.7

GAAP net investment income revenue yield					11.1%

Cash revenue yield					11.0%

(1) Net investment income includes revenues from participation contracts and income from short-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Kudu (continued)	2023	2022	2023	2022
Beginning balance of Kudu’s participation contracts	$683.2	$691.8	$695.9	$669.5
Contributions to participation contracts	50.7	52.8	117.4	52.8
Proceeds from participation contracts sold	(1.4)	—	(110.4)	—
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (1)	.9	20.9	(1.2)	24.4
Net unrealized investment gains (losses) on participation contracts - all other (2)	3.7	(38.5)	35.4	(19.7)
Ending balance of Kudu’s participation contracts	$737.1	$727.0	$737.1	$727.0
(1) Includes realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(2) Includes unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $95 million, $96 million $98 million and $120 million less than the nominal GAAP carrying values as of June 30, 2023, March 31, 2023, December 31, 2022 and June 30, 2022, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $182 million, $179 million, $179 million and $164 million as of June 30, 2023, March 31, 2023, December 31, 2022 and June 30, 2022, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•The reduction in adjusted book value per share from the decline in MediaAlpha’s share price on page 1 is a non-GAAP financial measure. White Mountains believes this measure to be useful to management and investors by showing the impact of changes in MediaAlpha’s share price to White Mountains’s adjusted book value per share. The following table presents the reconciliation from GAAP to the reported percentage:

($ in millions)	Book value per share	Adjustments to book value per share (1)	Adjusted book value per share
Balance as of March 31, 2023	$3,902.4	$80.5	$3,982.9
Unrealized investment losses from White Mountains’s investment in MediaAlpha in the second quarter of 2023	$77.3		$77.3
Reduction in book value per share and adjusted book value per share from decline in MediaAlpha’s share price	2%		2%
(1) See reconciliation on page 7.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.
Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 18 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total consolidated portfolio return	0.9%	(4.7)%	5.5%	(4.0)%
Remove MediaAlpha	2.1%	2.6%	0.6%	2.1%
Total consolidated portfolio return excluding MediaAlpha	3.0%	(2.1)%	6.1%	(1.9)%

Three Months Ended June 30, 2023
Total equity portfolio return	1.4%
Remove MediaAlpha	3.5%
Total equity portfolio return excluding MediaAlpha	4.9%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe winter weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.